Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-129268) on Form S-8 pertaining to Flotek Industries, Inc. of our report dated June 29, 2010, related to the financial statements and supplemental schedule as of and for the year ended December 21, 2009 of Flotek Industries, Inc. 401(k) Plan, included in this annual report on Form 11-K for the year ended December 31, 2010.

/s/ UHY LLP

Houston, Texas

June 29, 2011